June 18, 2008


First Trust Exchange-Traded Fund
First Trust Exchange-Traded Fund II
First Trust Exchange-Traded AlphaDEX(TM) Fund
First Trust Advisors L.P.
1001 Warrenville Road
Suite 300
Lisle, Illinois 60532


Ladies and Gentlemen:


         It is hereby acknowledged that we serve as the distributor of the Shares (as defined below) of each of the Funds (as defined below) of First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II and First Trust Exchange-Traded AlphaDEX(TM) Fund (each, a "Trust"). Each Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

         It is further acknowledged that each Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Plan.

         The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before June 30, 2009. This letter agreement supercedes that certain letter agreement by and among First Trust Portfolios L.P. and each Trust, dated as of November 13, 2007.


                               Very Truly Yours,

                               FIRST TRUST PORTFOLIOS L.P.


                               By: /s/ James A. Bowen
                                   ----------------------------------------
                                   James A. Bowen
                                   President

Agreed and Acknowledged:

FIRST TRUST EXCHANGE-TRADED FUND


By: /s/ James A. Bowen
    ----------------------------------------
    James A. Bowen
    President


FIRST TRUST EXCHANGE-TRADED FUND II


By: /s/ James A. Bowen
    ----------------------------------------
    James A. Bowen
    President


FIRST TRUST EXCHANGE-TRADED ALPHADEX(TM) FUND


By: /s/ James A. Bowen
    ----------------------------------------
    James A. Bowen
    President

                                    EXHIBIT A


FIRST TRUST EXCHANGE-TRADED FUND

FUNDS
First Trust Dow Jones Select MicroCap Indexsm Fund
First Trust Value Line(R) Arithmetic Index Fund
First Trust Morningstar(R) Dividend Leaders(SM) Index Fund
First Trust NASDAQ-100 Equal Weighted Index(SM) Fund
First Trust NASDAQ-100-Technology Sector Index(SM) Fund
First Trust Ibbotson Core U.S. Equity Allocation Index Fund
First Trust IPOX-100 Index Fund
First Trust AMEX(R) Biotechnology Index Fund
First Trust DB Strategic Value Index Fund
First Trust Dow Jones Internet Index(SM) Fund
First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund
First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund
First Trust Value Line(R) Equity Allocation Index Fund
First Trust Value Line(R) Dividend Index Fund
First Trust S&P REIT Index Fund
First Trust ISE-Revere Natural Gas Index Fund
First Trust ISE Water Index Fund
First Trust ISE Chindia Index Fund
First Trust Value Line(R) 100 Exchange-Traded Fund



FIRST TRUST EXCHANGE-TRADED FUND II

FUNDS
First Trust DJ STOXX(R) Select Dividend 30 Index Fund
First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund
First Trust Dow Jones Global Select Dividend Index Fund
First Trust ISE Global Wind Energy Index Fund
First Trust ISE Global Engineering and Construction Index Fund

FIRST TRUST EXCHANGE-TRADED ALPHADEXTM FUND

FUNDS
First Trust Large Cap Core AlphaDEX(TM) Fund
First Trust Mid Cap Core AlphaDEX(TM) Fund
First Trust Small Cap Core AlphaDEX(TM) Fund
First Trust Large Cap Value Opportunities AlphaDEX(TM) Fund
First Trust Large Cap Growth Opportunities AlphaDEX(TM) Fund
First Trust Multi Cap Value AlphaDEX(TM) Fund
First Trust Multi Cap Growth AlphaDEX(TM) Fund
First Trust Consumer Discretionary AlphaDEX(TM) Fund
First Trust Consumer Staples AlphaDEX(TM) Fund
First Trust Energy AlphaDEX(TM) Fund
First Trust Financials AlphaDEX(TM) Fund
First Trust Health Care AlphaDEX(TM) Fund
First Trust Industrials/Producer Durables AlphaDEX(TM) Fund
First Trust Materials AlphaDEX(TM) Fund
First Trust Technology AlphaDEX(TM) Fund
First Trust Utilities AlphaDEX(TM) Fund